UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2015

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillowgroup

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2015, Zillow Group, Inc. (“Zillow Group” or the “Company”) entered into a transfer restriction agreement and amendment to non-competition agreement with each of Richard Barton, the Company’s Executive Chairman, and Lloyd Frink, the Company’s Vice Chairman, and certain of their affiliates (collectively, the “Transfer Restriction Agreements”).

The Transfer Restriction Agreements were entered into in connection with the declaration by Zillow Group’s board of directors of the issuance of shares of non-voting Class C capital stock by means of a dividend to holders of its Class A common stock and Class B common stock, described further in Item 8.01 below (the “Class C Dividend”). The agreements impose a number of restrictions of Messrs. Barton and Frink and certain of their affiliates designed to encourage their continued alignment with the long-term interests of the Company’s shareholders.

Transfer Restrictions. Pursuant to the Transfer Restriction Agreements, beginning on the date on which Mr. Barton or Mr. Frink, as applicable, no longer serves on the Company’s board of directors (each such date, Mr. Barton’s or Mr. Frink’s “Trigger Date”, respectively), Mr. Barton or Mr. Frink and certain of their respective affiliates that are or become party to the agreements (generally, trusts and other estate planning vehicles through which Messrs. Barton or Frink hold all or a portion of their shares of Class B common stock) must transfer or convert to Class A common stock at least one share of Class B common stock for each two shares of Class C capital stock transferred. The required ratio of shares of Class B common stock to shares of Class C capital stock owned by Messrs. Barton and Fink is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations. These provisions are intended to limit, after the applicable Trigger Date, the ability of Messrs. Barton and Frink to sell or otherwise transfer the non-voting Class C capital stock issued to them in the Class C Dividend in respect of their shares of Class B common stock in a manner that does not proportionately reduce their ownership of the Class B common stock. All of the outstanding shares of Class B common stock, which has 10 votes per share, are held or controlled by Messrs. Barton and Frink.

Equal Status. The Transfer Restriction Agreements also include an equal status provision, which provides that neither Mr. Barton nor Mr. Frink, nor their affiliates that are party to the Transfer Restriction Agreements, may sell any of their shares of the Company’s capital stock in connection with a change of control transaction, including a tender or exchange offer, for (a) with respect to their shares of Class A common stock, an amount per share greater than, or a form of consideration different from, the holders of shares of Class A common stock receive in the transaction; (b) with respect to their shares of Class B common stock, an amount per share greater than, or a form of consideration different from, the holders of shares of Class A common stock receive in the transaction, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the Class B common stock, each voting separately as a separate group; or (c) with respect to their shares of Class C capital stock, an amount per share greater than, or a form of consideration different from, the holders of shares of Class C capital stock receive in the transaction.

Extension of Noncompetition Agreements. The Transfer Restriction Agreements amend the terms of the existing confidential information, inventions, nonsolicitation and noncompetition agreement entered into with each of Messrs. Barton and Frink to, among other amendments, extend the term of the nonsolicitation and noncompetition provisions to a period of three years after the date on which Mr. Barton or Mr. Frink, as applicable, is no longer serving as an officer or director of the Company or any of its subsidiaries.

The Transfer Restriction Agreements or any of their provisions may be amended, waived or terminated only by a written agreement signed by each of the parties to the applicable agreement that has been approved by a majority of the independent directors on the Company’s board of directors (excluding, in any event, Mr. Barton and Mr. Frink).

The foregoing descriptions of the Transfer Restriction Agreements are qualified in their entirety by the terms of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 8.01	Other Events.

On July 21, 2015, the Company issued a press release announcing the Class C Dividend, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Holders of Class A common stock and Class B common stock as of the close of business on July 31, 2015, the record date for the dividend, will receive on August 14, 2015 a dividend of two shares of Class C capital stock for each share of Class A and Class B common stock held by them as of the record date.

In connection with the Class C Dividend, equity awards to purchase or acquire shares of Class A common stock that are outstanding as of the record date will be proportionately adjusted to relate to one share of Class A common stock and two shares of Class C capital stock for each share of Class A common stock subject to the awards as of the record date. The exercise prices of outstanding stock options and stock appreciation rights also will be proportionately allocated between Class A common stock and Class C capital stock, and such options and stock appreciation rights will be independently exercisable for shares of Class A common stock and Class C capital stock. Equity awards otherwise will retain the same terms and conditions, including any applicable vesting schedule and term, that applied as of the record date.

In connection with the issuance of shares of Class C capital stock in the Class C Dividend, an adjustment is required to be made to the conversion rate (the “Conversion Rate”) for the 2.75% Convertible Senior Notes due 2020 (the “Notes”) issued by Trulia, Inc., a wholly-owned subsidiary of the Company (“Trulia”), and guaranteed by the Company, pursuant to the terms of the Indenture, dated December 17, 2013, between Trulia and Wells Fargo Bank, National Association, as trustee, governing the Notes, as supplemented by the Supplemental Indenture dated as of February 17, 2015, among Trulia, the Company and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Indenture”). The Notes are convertible into shares of Class A common stock of the Company in accordance with the terms of the Indenture. Unless otherwise determined by the Company’s board of directors prior to the ex-dividend date for the Class C Dividend, which is expected to be August 17, 2015, the Conversion Rate will be adjusted in accordance with Section 14.04(c) of the Indenture based on the trading prices of the Class A common stock and the when-issued trading prices of the Class C capital stock during the last ten trading days prior to and including the trading day immediately preceding the ex-dividend date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transfer Restriction Agreement and Amendment to Noncompetition Agreement, dated July 20, 2015, among Zillow Group, Inc., Zillow, Inc., Richard Barton and the other holders signatory thereto.

10.2	Transfer Restriction Agreement and Amendment to Noncompetition Agreement, dated July 20, 2015, among Zillow Group, Inc., Zillow, Inc., Lloyd Frink and the other holders signatory thereto.

99.1	Press release dated July 21, 2015 entitled “Zillow Group Announces Stock Dividend, Creation of Class C Shares” issued by Zillow Group, Inc. on July 21, 2015.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Zillow Group’s planned dividend of shares of Class C capital stock. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, the timing of the Class C Dividend and the calculation of the adjustment to the Conversion Rate for the Notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in the Company’s Quarterly on Form 10-Q for the quarterly period ended March 31, 2015, under the caption “Risk Factors” and in the Company’s other filings with the SEC. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2015	ZILLOW GROUP, INC.

	By:	/s/ Chad M. Cohen
	Name:	Chad M. Cohen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transfer Restriction Agreement and Amendment to Noncompetition Agreement, dated July 20, 2015, among Zillow Group, Inc., Zillow, Inc., Richard Barton and the other holders signatory thereto.

10.2	Transfer Restriction Agreement and Amendment to Noncompetition Agreement, dated July 20, 2015, among Zillow Group, Inc., Zillow, Inc., Lloyd Frink and the other holders signatory thereto.

99.1	Press release dated July 21, 2015 entitled “Zillow Group Announces Stock Dividend, Creation of Class C Shares” issued by Zillow Group, Inc. on July 21, 2015.